UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 16, 2022

COCA COLA CO

(Exact name of Registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coca-Cola Plaza		30313
Atlanta, Georgia		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.25 Par Value	KO	New York Stock Exchange
0.500% Notes Due 2024	KO24	New York Stock Exchange
1.875% Notes Due 2026	KO26	New York Stock Exchange
0.750% Notes Due 2026	KO26C	New York Stock Exchange
1.125% Notes Due 2027	KO27	New York Stock Exchange
0.125% Notes Due 2029	KO29A	New York Stock Exchange
0.125% Notes Due 2029	KO29B	New York Stock Exchange
0.400% Notes Due 2030	KO30B	New York Stock Exchange
1.250% Notes Due 2031	KO31	New York Stock Exchange
0.375% Notes Due 2033	KO33	New York Stock Exchange
0.500% Notes Due 2033	KO33A	New York Stock Exchange
1.625% Notes Due 2035	KO35	New York Stock Exchange
1.100% Notes Due 2036	KO36	New York Stock Exchange
0.950% Notes Due 2036	KO36A	New York Stock Exchange
0.800% Notes Due 2040	KO40B	New York Stock Exchange
1.000% Notes Due 2041	KO41	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2022, the Talent and Compensation Committee of the Board of Directors (the Committee”) of The Coca-Cola Company (the “Company”) adopted amended form award agreements for performance share units, stock options and restricted stock units (the “Award Agreements”) to be granted under The Coca-Cola Company 2014 Equity Plan, as amended (the “Equity Plan”). The Award Agreements were amended to reduce the exercise time at death to one year for options, to allow vesting to continue if an individual transfers to an affiliate of the Company in certain situations, to remove proration for certain involuntary termination events and to remove the service requirement for certain vesting provisions after age 60 for all termination events, in addition to immaterial administrative updates.

In addition, on February 16, 2022, the Committee approved the 2022 performance measures, weighting and metrics for executive officers under each of The Coca-Cola Company Performance Incentive Plan (the “Performance Incentive Plan”) and The Coca-Cola Company Long-Term Incentive Plan (the “Long-Term Incentive Plan.”)

With respect to the 2022 annual incentive award under the Performance Incentive Plan, the Committee determined to include certain goals to promote employee diversity, equity and inclusion. The new goals will collectively comprise 10% of the executives’ 2022 annual incentive under the Performance Incentive Plan, with the prior year’s measures (Net Operating Revenue Growth and Operating Income Growth) equally comprising the remaining 90%.

With respect to the 2022 long-term incentive award under the Long-Term Incentive Program, the Committee determined to include certain measures to promote achievement of the Company’s environmental sustainability priorities. The new measures will collectively comprise 10% of the executives’ performance share unit award under the Long-Term Incentive Program, with the prior year’s measures (Net Operating Revenue Growth, Earnings per Share Growth and Cumulative Free Cash Flow) equally comprising the remaining 90%.

The foregoing descriptions of the Award Agreements are qualified in their entirety by reference to the Award Agreements, copies of which are attached hereto as Exhibits 10.1 through 10.3 and incorporated herein by reference.

Item 9.01(d).	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Share Agreement for grants under the 2014 Equity Plan, as adopted February 16, 2022
10.2	Form of Stock Option Agreement for grants under the 2014 Equity Plan, as adopted February 16, 2022
10.3	Form of Restricted Stock Unit Agreement for grants under the 2014 Equity Plan, as adopted February 16, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the iXBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: February 16, 2022	By:	/s/ Monica Howard Douglas
Monica Howard Douglas
Senior Vice President and Global General Counsel